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                                                                    EXHIBIT 10.1



                                401 ELLIOTT WEST


                              AMENDED AND RESTATED
                             OFFICE LEASE AGREEMENT


                                     Between


                              401 Elliott West LLC





                                       and




                                F5 Networks, Inc.
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        This Amended and Restated Office Lease Agreement reflects the agreements of the Parties as set forth in that certain Lease dated July 31, 1999 for premises located at 401 Elliott West, Seattle, Washington, as amended by Lease Amendment I dated October 26, 1999, and as further amended by Lease Amendment II dated April 3, 2000.


1.      BASIC LEASE TERMS

        Section 1 represents a summary of the basic terms of this Office Space Lease for 401 Elliott West.

        a.     DATE OF LEASE:                                     July 31, 1999

        b.     TENANT:                                            F5 Networks, Inc.

               ADDRESS OF LEASED PREMISES:                        401 Elliott Avenue West
                                                                  Seattle, WA 98119


               ADDRESS FOR BILLING AND NOTICES:                   Prior to Commencement Date:

                                                                  200 First Avenue West, Suite 500
                                                                  Seattle, WA 98119
                                                                  Phone: (206) 505 0800
                                                                  Fax:  (206) 505 0897
                                                                  Attn: Joann Reiter, General Counsel

                                                                  Same as above except the address shall be the same
                                                                  as Premises after commencement of the
                                                                  Lease.

        c.     LANDLORD:                                          401 Elliott West L.L.C.

               ADDRESS FOR NOTICES:                               c/o Koehler McFadyen & Company
                                                                  1601 Fifth Avenue, Suite 2210
                                                                  Seattle, WA  98101
                                                                  Phone: (206) 682 2680
                                                                  Fax:  (206) 467 5975
                                                                  Attn: Steve Koehler

                                                                  or such other place as
                                                                  Landlord may from time to time
                                                                  designate by notice to Tenant

        d.     PREMISES AREA:                                     84,765 rentable square feet,
                                                                  Floors 1 through 4 of Building Two

                                                                  110,111 rentable square feet,
                                                                  Floors 1 through 4 of Building Three

        e.     BUILDING AREA OF BUILDING TWO:                     85,446 rentable square feet
               TENANT'S PERCENTAGE OF                             99.20%
               BUILDING TWO:

               BUILDING AREA OF BUILDING THREE:                   110,111 rentable square feet
               TENANT'S PERCENTAGE OF                             100%
               BUILDING THREE:

        f.     PROJECT AREA:                                      299,643 rentable square feet
               TENANT'S PERCENTAGE OF PROJECT:                    65.04%

        g.     TERM OF LEASE:                                     This Lease shall commence on July 25, 2000 as it
                                                                  relates to all of Building Two, September 1, 2000 as it
                                                                  relates  to  the  first  floor  of  Building  Three,  and
                                                                  October 1, 2000 as it relates to floors 2 through 4 of
                                                                  Building Three, or such earlier or later dates as may be
                                                                  provided in Section 3 (the "Commencement Dates")
                                                                  and shall terminate on the last day of the one hundred
                                                                  and forty-fourth (144th) full calendar month after the
                                                                  Commencement  Date  for  the  Premises  in  Building
                                                                  Two.  Landlord shall use reasonable efforts to obtain
                                                                  early occupancy of the first floor of Building Three
                                                                  under  a  certificate  of  occupancy,  or  temporary
                                                                  certificate of occupancy, so that Tenant can occupy
                                                                  the first floor of Building Three as close as possible to
                                                                  the Commencement Date of Building Two.


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
        h.     BASE MONTHLY RENT:                                 $167,764.06 Building Two
                                                                  $214,818.75 Building Two + Floor 1, Building Three
                                                                  $394,074.89 Building Two and Building Three

        i.     PARKING:                                           Initial Monthly Charge of $100.00 per month for each
                                                                  Parking Permit.

                                                                  Number of parking permits allocated to Tenant: 370
                                                                  spaces.

        j.     RENT ADJUSTMENT(S):                                   MONTHS         BASE MONTHLY RENT
                                                                     ------         -----------------
                                                                    61 - 72             $413,176.92
                                                                    73 - 84             $423,691.84
                                                                    85 - 96             $434,206.76
                                                                    97 - 108            $444,721.68
                                                                   109 - 144            $455,236.58

        k.     ADDITIONAL RENT - ESTIMATED INITIAL
               TENANT'S SHARE OF EXPENSES:                        $ 47,680.31        Building Two
                                                                  $ 61,053.75        Building Two + Floor 1, Building
                                                                                     Three
                                                                  $109,617.75        Building Two and Building Three

        l.     SECURITY DEPOSIT:                                  $6,000,000 in the form of a Letter of Credit as further
                                                                  described in Section 6 and Exhibit H.

        m.     NON-REFUNDABLE CLEANING FEE                        N/A

        n.     PREPAID RENT                                       N/A

        o.     TENANT'S USE OF PREMISES:                          General  Purpose  R&D  Office  with,  Shipping/Light
                                                                  Manufacturing Facility & Storage Space on the First
                                                                  Floor of Building Three

        p.     BROKERS:                                           Douglas Hanafin, Washington Partners, Inc.
               TO BE PAID BY:                                     Landlord

        q.     GUARANTOR(S):                                      N/A

        r.     ADDITIONAL TERMS:                                  Sections 29 to 42

        s.     EXHIBIT(S):                      Exhibit A -       The Premises
                                                Exhibit B -       Tenant's Buildings and the Project
                                                Exhibit C -       Building Shell and Core Outline Specifications
                                                Exhibit D -       Signage Criteria
                                                Exhibit E -       Janitorial Specifications
                                                Exhibit F -       Tenant Work Letter
                                                Exhibit G -       [intentionally omitted]
                                                Exhibit H -       Form of Letter of Credit


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2.      PREMISES/COMMON AREAS/PROJECT.

        a.      PREMISES. Landlord leases to Tenant the premises described in
                Section 1 and in Exhibit A (the "Premises"), located in the buildings described on Exhibit B. The buildings are part of a larger, multi-building development shown on Exhibit B (the "Project"). As used herein, Buildings Two and Three may be referred to as "Tenant's Buildings", and all buildings in the Project are referred to collectively as the "Buildings"). Upon completion of the Tenant Improvements to the Premises, Landlord shall cause the rentable square footage of the Premises to be measured by Landlord's architect using the BOMA American National Standard Institute Publication, ANSI Z65.1-1996 standards (the "Rentable Square Footage"), which measurement shall govern with respect to the Premises Area of Section 1(d). Tenant shall have the right to have a Washington-licensed surveyor approved by Landlord and jointly responsible to Landlord and Tenant verify the Premises Net Rentable Area determined by Landlord's Architect, if it does so within twenty
                (20) days after receipt of the notice from Landlord's Architect. If based on such verification Tenant disagrees with the Net Rentable Area determined by Landlord's Architect it shall advise Landlord and its Architect of the deviation within ten (10) days thereafter or be deemed to have accepted Landlord's Architect's determination. If Tenant gives a timely notification of disagreement, then the parties shall jointly select a Washington-licensed surveyor to review the calculations of Landlord's architect and the Tenant selected surveyor and make the determination of Premises Net Rentable Area, which determination shall be final and binding on the parties. Landlord shall cause each building within the Project to be similarly measured for the purposes of Sections 1(e) and 1(f) upon completion of the interior improvements of such building(s). Each building shall be deemed added to the Project for the purposes of such computation upon the completion of the Building Shell and Core improvements, as defined in Exhibit C, to such building and the computations of Section 1, if delayed pending final measurement of Rentable Square Footage, shall be deemed retroactive to such date.

        b. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall be entitled to create limited Common Areas within specified Buildings for exclusive use of the tenants within such Buildings. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit B, and/or designate such areas limited Common Areas assigned to particular buildings within the Project.

        c. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, so long as such modification or alteration does not materially modify or alter Tenant's Premises and provided only that upon such modification or alteration, the Project Area as set forth in Section 1(e) shall be adjusted to reflect such modification or alteration using the BOMA American National Standard Institute Publication, ANSI Z65.1-1996.

3. TERM. For the purposes of calculating Commencement Date and effects of construction delay under this Section 3, all of Building Two is referred to as "Phase I", Floor 1 of Building Three is referred to as "Phase II"; and Floors 2, 3 and 4 of Building Three are referred to as "Phase III". The Commencement Dates listed in Section 1 of this Lease for Phases I, II and III represent an estimate of the actual Commencement Dates. The actual Commencement Dates for each such Phase shall be the first to occur of the following events: (i) the date Tenant has substantially commenced the use and occupancy of that Phase or any portion thereof for purposes other than completion of the Tenant Work (as defined in Exhibit
        F), or (ii) one hundred twenty (120) days (the "Tenant Work Period") after the Delivery Date for that Phase as defined in Exhibit F. The scheduled Delivery Date for all of Building Two is March 25, 2000 and for all of Building Three is May 31, 2000. As used herein, "Unexcused Delay" means the failure to meet an applicable deadline when caused by delays other than Tenant Delay or Force Majeure. "Day(s) of Unexcused Delay" means the number of days of delay past the applicable deadline caused by Unexcused Delay (excluding the effect of Tenant Delay or Force Majeure).

        The Tenant Work Period shall be extended by the amount of any Unexcused Delay. If on September 25, 2000 with respect to all of Building Two, and December 1, 2000 with respect to all of Building Three, as a result of Unexcused Delay either (w) the Tenant Work is not yet substantially complete or (x) Tenant cannot occupy the Premises because the condition of the Building Shell and Core prevents issuance of such building permit sign offs as are necessary for beneficial occupancy of the Premises, then in addition to any extension of the Tenant Work Period as specified above, Tenant shall receive a credit against Base Rent that first becomes due under this Lease for the affected building, in an amount equal to one (1) day of Base Rent for each such Day of Unexcused Delay. If, on November 25, 2000 with respect to all of Building Two, and February 1, 2001, with respect to all of Building Three, as a result of Unexcused Delay either (y) the Tenant Work is not yet substantially complete or (z) Tenant cannot occupy the Premises because the condition of the Building Shell and Core prevents issuance of such building permit sign offs as are necessary for beneficial occupancy of the Premises, and Landlord does not substantially complete the Building Shell and Core so that (subject to the completion of the Tenant Work), building permit sign offs can be issued allowing Tenant to use and occupy the Premises for its intended purposes within thirty (30) days after written notice from Tenant of Tenant's intention to terminate this Lease as provided in this sentence, then



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

        Tenant may terminate this Lease with respect to the affected building by written notice given to Landlord at any time after the end of such thirty (30) day period and prior to the date the Building Shell and Core for such building is substantially complete. If the Commencement Date for either building is later than the estimated Commencement Date specified in Section 1 above, then, except as otherwise provided in this
        Section 3, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for such delay. Following the Commencement Date for each building, Landlord shall confirm such date to Tenant in writing. Any dispute between Landlord and Tenant with respect to the terms and application of this Section 3 and Exhibits C and F attached shall be subject to binding arbitration in accordance with Section 39 of this Lease. All provisions of this Lease, other than those relating to the commencement of the Lease Term, the payment of Base Rent and Additional Rent, shall become effective on the date Tenant or its contractor or employees are first present on the Premises for construction, installation, move-in or other purposes.

4.      RENT

        a. BASE MONTHLY RENT. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month of the Term of the Lease ("Base Monthly Rent") provided, however, the first month's Base Monthly Rent and Tenant's Share of Expenses, including any adjustments for Rent Abatement as described in Section 30 below, is due and payable, with respect to Building Two, upon the earlier occurrence of (a) February 1, 2000 or (b) the Commencement Date of Building Two and with respect to Building Three, upon the earlier occurrence of (x) seven (7) business days after mutual execution of this Amended and Restated Lease or (y) the Commencement Date of Building Three.

                For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

        b.      RENT ADJUSTMENT.

                1) Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1(j), and the months referenced therein shall be lease months calculated in reference to the Commencement Date of Phase I (Building Two).

        c. EXPENSES. The purpose of this Section 4(c) is to ensure that Tenant bears its proportionate share of all actual Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Tenant's Buildings and associated Common Areas. Accordingly, beginning on the Commencement Dates per Section 1(g.) above, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses related to Tenant's Buildings and Associated Common Areas. As used in this Lease, "Tenant's Share" shall mean the Premises Area, as defined in Section 1(d), divided by the total Building Area then under lease to Tenant, as defined in Section 1(e), and "Tenant's Share of Expenses" shall mean total Expenses for Tenant's Buildings and associated Common Areas, multiplied by Tenant's Share, provided that Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord's discretion, to appropriately reflect the consumption of the expense or service. For example where some but not all premises in a building have HVAC, Landlord may reallocate Building Expenses for HVAC to all premises utilizing HVAC to be apportioned on a per square foot basis, or could allocate to each premises utilizing HVAC the cost of maintaining that space's individual unit. In the event the average occupancy level of a building or the Project for any year is less than ninety five percent (95%), the actual Expenses for the building or the Project for such year shall be proportionately adjusted to reflect those costs which Landlord estimates would have been incurred, had the building or Project, as applicable, been ninety five percent (95%) occupied during such year, such that Tenant's Share of Expenses more accurately reflects Tenant's actual usage. Tenant's Buildings are part of a larger, multi-building project described on Exhibit B hereto. In the event any Expenses are billed on a multi-building basis, Tenant's Share of such Expenses shall be charged based on the ratio of the Premises Area, as defined in Section 1(d) divided by the Project Area, defined in Section 1(f). The intent of the parties is to make rental payable by Tenant and other tenants in the Project absolutely net to Landlord assuming at least 95% occupancy, except for items expressly excluded in Section 4(c)(1)(f).

                1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project (allocated on a building-by-building basis, to the extent so provided above), including without limitation, the following costs:

                        (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

                        (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project. If the Building is managed by an affiliate of Landlord, building management fees in excess of management fees charged by independent property managers for comparable buildings in the Building's geographic market area shall be excluded from defined expenses.

                        (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking Areas (including resurfacing and restriping parking areas), walkways, building exteriors (including


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                                painting), signs and directories, repairing and
                                replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

                        (d) Amortization (along with reasonable financing charges) of capital betterments made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

                        (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

                        (f)     Landlord agrees that Expenses as defined in
                                Section 4(c) shall not include the following:
                                (i) the cost of any special services rendered to individual tenants for which a separate charge is billed; (ii) costs of capital betterments except as provided in subsection 4(c)(1)(d) above; (iii) Legal fees, brokerage commissions, advertising costs, or other related expenses incurred by Landlord in an effort to generate rental income; (iv) Repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of Building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear); (v) Damage and repairs attributable to fire or other casualty for which Landlord is reimbursed from insurance proceeds; (vi) (a) Executive Salaries or (b) Salaries of service personnel for performance of services except to the extent incurred directly in connection with the management, operation, repair or maintenance of the Building; (viii) Landlord's general overhead expenses not related to the Building, provided that Landlord shall be allowed to include the value of any rent-free or rent-reduced occupancy in the Building if such is given to the managing entity in lieu of a higher management fee; (ix) Legal fees, accountants' fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with other tenants or otherwise incurred for any reason other than for the general benefit of all tenants in the Building; (x) Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (a) vacant space (excluding common areas) in the Building, or (b) space for tenants or other occupants in the Building, or
                                (c) costs incurred in supplying any improvement item specifically for, or specific services to, other tenants in the Building; (xi) Principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the Building; (e) Landlord shall not attempt to collect in excess of one hundred percent (100%) of Operating Expenses and shall not recover any item of cost more than once; (xiii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss; (xiv) All items and services for which Tenant or any other tenant in the Building otherwise reimburses Landlord; (xv) Electric power costs for which any tenant directly contracts with the local public service company;
                                (xvi) Costs arising from Landlord's political or charitable contributions; (xvii) Costs, other than those incurred in ordinary maintenance, for the purchase and installation of sculpture, paintings or other objects of art; (xviii) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due; (xix) Costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of any lease; (xx) Costs and expenses incurred in complying with hazardous waste and environmental laws where the lack of compliance is caused by hazardous waste brought into the Project by


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                                Landlord, its employees, agents or contractors
                                or other tenants; (xxi) Costs or expenses which would be capitalized under generally accepted accounting principals, and which relate to the initial completion of the Premises, load bearing walls and other structural elements of the Building or the Project, or during the initial Lease Term related to the replacement of the heating and air conditioning and other Building and Project systems; and (xxii) direct costs of managing the Garage paid to third party garage operators such as management fees, attendants, cashiers and maintenance of ticket dispensing equipment.

                2) ANNUAL ESTIMATE OF EXPENSES, TENANT'S SHARE. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses for the coming year by multiplying the appropriate estimated annual Building or Project Expenses by Tenant's Share.

                3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the Additional Rent paid by Tenant under this Section 4(c)(3) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses due under this
                        Section 4(c)(3). If such overpayment is determined after termination of this Lease, then such overpayment shall be paid by Landlord to Tenant within thirty (30) days after the annual expense statement is completed with deduction of any remaining sums owed by Tenant to Landlord.

                4) RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within thirty (30) days of demand, during which time the parties will work to resolve any good faith disagreements on the amount due. All Rent shall be paid without any deduction or offset whatsoever except as otherwise specifically provided herein. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within five (5) business days of the date due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, which are more than thirty (30) days past due, shall bear interest at the rate of 15 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

                5) REVIEW AND AUDIT RIGHT. Tenant shall have the right (no more frequently than once per calendar year) to review Landlord's books and records pertaining to Expenses for the prior year. Tenant may cause an audit of Landlord's books and records which will be conducted by an independent certified public accountant designated by Tenant. If any such audit discloses Tenant overpaid its share of Expenses for any calendar year, Landlord shall pay Tenant the amount of the overpayment within thirty
                        (30) days after the results of the audit have been disclosed to both parties. If any such audit discloses that Tenant underpaid its share of Expenses during any calendar year, Tenant shall pay

                        Landlord the amount of the underpayment within thirty
                        (30) days after the results of the audit have been disclosed to both parties. All costs and expenses of the audit shall be paid by Tenant; however, if the audit shows Landlord overstated Tenant's share of expenses for the subject calendar year by more than five percent (5%) of the amount actually payable by Tenant, Landlord shall reimburse Tenant for the reasonable costs and expenses of the audit within thirty (30) days of receipt of Tenant's notice of the amount due. Any review or audit of Landlord's books and records pertaining to Expenses shall occur at the office of the Building manager or at such other location in the Seattle Metropolitan Area as Landlord or its Building manager may designate and shall occur during the normal business hours of the Building manager, unless otherwise agreed by Landlord and Tenant. The results of the audit and any information obtained by Tenant from the audit or Tenant's review of Landlord's books and records shall be kept confidential and not disclosed to any other person or entity, including any other tenant of the Buildings or the Project, except as required by court order or applicable law.

5. PREPAID RENT. Tenant shall, in addition to the payment of the first month's Rent as set forth in Section 4(a), pay to Landlord the prepaid Rent set forth in Section 1(n), and if Tenant is not in default of any provisions of this Lease, such prepaid Rent shall be applied toward Base Monthly Rent for the months set forth in Section 1(n). Landlord's obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent.

6. DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit as set forth in Section 1(l) with Landlord in the form of an irrevocable, unconditional letter of credit from an acceptable financial institution. The form of the Letter of Credit and the terms under which it shall be extinguished is provided in Exhibit H, Form of Letter of Credit. If Tenant is in default, Landlord can use the Letter of Credit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately restore the Letter of Credit to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Letter of Credit to Tenant. Landlord shall not be required to pay Tenant interest on the security deposit.

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant as long as such modifications, alterations, deletions or improvements do not materially alter Tenant's use of its Premises. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.      HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

        a.      HAZARDOUS SUBSTANCES.

                (1) Presence and Use of Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as hazardous, dangerous, toxic or harmful, and/or is subject to regulation, statute or ordinance (collectively referred to as "Hazardous Substances"). Notwithstanding the preceding sentence, Tenant may keep, use, store and dispose of, in, on and from the Premises, materials and supplies otherwise constituting


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

                        Hazardous Substances which are customarily used for the purposes set forth in Section 1, provided such materials and supplies are used, handled and disposed of in accordance with all applicable governmental rules, regulations, laws and requirements, and in accordance with prudent business practices. With respect to any such Hazardous Substance, Tenant shall:

                        (i) Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

                        (ii) Submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                        (iii) Within five (5) days of Landlord's request, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

                        (iv) Allow Landlord or Landlord's agent or representative to come on the Premises at reasonable times, with at least twenty four (24) hours prior notice to Tenant (except in an emergency, when no notice is required), to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances;

                        (v) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

                        (vi) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

                (2) If Tenant violates any provisions of this section, then any and all costs incurred by Landlord and associated with Landlord's monitoring of Tenant's compliance with this Section 8, including Landlord's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord immediately upon demand by Landlord.

        b.      CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

                (1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

                (2) Tenant shall indemnify, defend and save Landlord and Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

                (3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

                        (i) At Landlord's option, to terminate this Lease immediately; and/or

                        (ii) To recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Buildings, any and all damages and claims asserted by third parties and Landlord's attorneys' fees and costs.

        c.      DISPOSAL OF WASTE

                (1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

                (2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage


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

                        disposal system free of all obstructions and in good operating condition.

                (3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

        d.      DISRUPTIVE ACTIVITIES. Tenant shall not:

                (1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different from the light or heat from other sources outside the Premises;

                (2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

                (3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

                (4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

                (5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

9. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials) other than those installed per Exhibit C, stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Allowed tenant signage is provided for in Section 39, Tenant Signage, and Exhibit D, Signage Criteria.

10. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.     BUILDING PARKING GARAGE.

        a. GRANT OF NON-EXCLUSIVE RIGHT. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use up to 1.9 parking spaces per 1,000 rentable square feet of the Premises. The estimated number of parking spaces is set forth in Section 1(i). This number shall be phased in based on rentable square footage under lease according to the phased Commencement Dates of Buildings Two and Three as provided in Sections 1 and 3. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

        b. LOCATION AND DESIGNATION. There shall exist within the Project a garage and surface parking area (collectively the "Garage"). Landlord shall issue to Tenant parking stickers, tags, or access cards (collectively referred to herein as a "Parking Permit") in a number equal to the number of allocated parking spaces specified in Section 11 (a) above. Each Parking Permit will authorize parking in the Garage for one (1) car, twenty-four
                (24) hours a day, seven days a week subject to modification as provided in this Section 11. Landlord may designate, subject to change from time to time, certain areas within the Garage within which each car may be parked, and Tenant shall observe such designations. Tenant shall observe all reasonable rules and regulations promulgated by Landlord from time to time concerning the use of the Garage and shall supply such additional information relating to persons authorized to use the Garage as may be reasonably requested by Landlord from time to time, including automobile license numbers related to each Parking Permit. All such rules and regulations will apply fairly and equally to all tenants.

        c. OPERATIONS. Landlord may maintain, at it's sole discretion, within the Garage or surface parking area, an area designated "visitor parking" which may be made accessible on an exclusive basis to visitors, clients and other invitees of Building tenants, including Tenant, on an hourly charge basis. Upon the Commencement of this Lease, the Garage shall be open to the general public during the hours of 7:00 a.m. through 7:00 p.m., Monday through Friday, excluding Building holidays. Landlord shall provide an access system to the enclosed portion of the Garage for use by Tenant during the periods the Garage is not open to the general public. Hours during which the general public will have access to the Garage shall be determined at Landlord's sole discretion and may be adjusted from time to time.

        d. CHARGES. The initial monthly charge for the Parking Permits to be provided Tenant by Landlord shall be the amount set forth in
                Section 1(i) of the Lease. Such rate shall be in effect upon the Commencement Date of the Lease, subject to adjustment during each year of the Lease term based upon comparable parking rates for similar buildings in the Lower Queen Anne area (reflecting any applicable federal, state and local taxes and levies), however, in no event shall the rate set forth in Section 1(i) be increased for Tenant's allocated Parking Permits during the initial twelve (12) months of the Lease term and the rate during the second twelve (12) months of the lease term shall not be increased more than 5% above the rate set forth in Section 1(i). Landlord shall maintain a parking validation system for use by tenant customers, clients and invitees. Tenant's monthly parking charge for all Parking Permits and the charges for all validated parking, if any, shall be billed to Tenant and shall be due as Additional Rent within ten (10) days after such billing. All hourly parking shall be priced comparably to the hourly parking rates charged by similar office buildings located in the area (reflecting any applicable federal, state and local taxes and levies).

        e. HOV. Parking stalls required by the City of Seattle for Vanpool, carpool and other high occupancy vehicle or transportation management programs established under a required transportation management plan for the Buildings will be allocated to each tenant based upon the proportionate share of Parking Permits assigned that tenant for the Buildings, and any such HOV Parking Permits shall be counted against Tenant's total Permit allocation pursuant to Section 11(a).

12.     UTILITIES/SERVICES

        a. UTILITIES/SERVICES. Landlord shall cause public utilities to furnish electricity, gas, water and sewer utilized in operating all normal facilities serving the Premises; and to furnish Tenant during Tenant's occupancy of the Premises:

                (1) Hot and cold water at those points of supply provided for general use of Tenant in the Building; central heating and air conditioning in season and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for comparable buildings in the Lower Queen Anne area. Tenant shall set operating hours for the Building, subject to the reasonable approval of Landlord. For purposes of this Lease in determining the estimated amount in Section 1(k), normal business hours for the Building, Common Areas and the Garage of the Project are estimated to be 7:00 AM to 6:00 PM Monday through Friday and 7:00 AM to 1:00 PM Saturdays, excluding holidays. Routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building shall be provided as reasonably requested by Tenant. During other than normal business hours for the Building such services shall be provided upon request of Tenant, and if reasonably available, Tenant shall bear the entire cost thereof as Additional Rent. Tenant shall have access to the Premises twenty four (24) hours per day, seven (7) days per week, including holidays and weekends, subject to Building security systems and procedures.

                (2) Janitorial service on a five (5) day week basis in accordance with the janitorial specifications attached hereto as Exhibit E (which standards shall be subject to reasonable modification by Landlord from time to time to reflect changes in the industry). If Tenant requires janitorial service in excess of such established standards, and Landlord provides such service, Tenant shall pay any additional cost attributable thereto as Additional Rent.

                (3) Electrical facilities to provide sufficient capacity to serve the electrical power needs of Landlord's equipment servicing the Building and including up to 3.0 watts per square foot of Tenant's Premises for convenience outlet loads and Tenant's miscellaneous equipment loads. In the event Tenant requires electrical service (e.g. the supply of power in a specific voltage or amperage configuration) other than what is provided by the Building to serve Tenant's equipment, and should the installation of such equipment require additional air conditioning capacity above that provided by the Building's standard system, then the cost of the installation and operation of the additional electrical service and air conditioning equipment, if any, shall be paid by Tenant.

                In the event Tenant desires any of the aforementioned services in amounts in excess of those required to be provided by Landlord pursuant to the terms of Section 12(a) above, Tenant shall pay Landlord as Additional Rent hereunder the cost of providing such additional quantities.

        b. INTERRUPTION. Failure by Landlord to any extent to furnish any service, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, however, if an interruption of services for causes within Landlord's reasonable control materially impairs Tenant's ability to effectively use the Premises and if such interruption continues for more than three (3) consecutive days or ten (10) days out of twenty (20) day period, Tenant shall thereafter be entitled to abate rent as to that portion of the Premises which cannot be used, until the service is restored. Should any of the equipment or machinery utilized in supplying the services described herein break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any interruption in service occasioned thereby or resulting therefrom. If any interruption of services resulting from causes within the reasonable control of Landlord continues for thirty (30) consecutive days or more, Tenant may terminate this Lease by written notice given to Landlord at any time prior to the date on which the services are restored or the interference ceases to the extent Tenant can reasonably use and occupy the Premises for its intended purposes. With respect to an interruption of services which results from causes outside the reasonable control of Landlord, if such interruption of services continues for more than thirty (30) consecutive days, unless the interruption is caused by Tenant, or by repairs or alterations requested by Tenant or necessary because of acts or omissions of Tenant (or its agents or employees), the Base Rent and Additional Rent shall equitably abate in proportion to the extent of the interference with Tenant's use of the Premises, commencing on the last day of such thirty (30) day period until the services are restored or the interference ceases to the extent Tenant can again reasonably use and occupy the Premises for its intended purposes, and if such interruption of services continues for more than one hundred eighty (180) consecutive days, Tenant may terminate this Lease by written notice given to Landlord at any time prior to the date on which the services are restored or the interference ceases to the extent Tenant can again reasonably use and occupy the Premises for its intended purposes.


13. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4(c). Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises other than Tenant's initial Tenant Improvements per Exhibit F, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned for alterations not affecting structural elements or materially altering Building systems. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, on or before expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. At the time Tenant submits plans for alterations to Landlord for Landlord's approval, Tenant may request that Landlord elect whether such alterations shall be removed at the termination of this Lease, and if so requested, Landlord shall make such election simultaneous with its approval of the alterations. If Landlord elects to require removal of the alterations, then at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

        Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor reasonably approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. All work performed shall be done in workmanlike manner and with material (when not specifically described in the plans and specifications) of the quality and appearance customary in the trade for first-class construction of the type in which the Premises are located. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant. If requested by Landlord, Tenant shall post a bond or other security reasonably satisfactory to Landlord to protect against liens. Tenant will pay directly or reimburse Landlord for any reasonable cost incurred by Landlord in reviewing plans and/or monitoring construction.

15.     RELEASE AND INDEMNITY.

        a. INDEMNITY. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or (ii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This


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

                indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8.b AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

        b. LANDLORD INDEMNITY. Except as otherwise provided in this Section 15 or Section 16, Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from all claims, suits, losses, fines, penalties, liabilities and expenses (including Tenant's personnel and overhead costs and attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation, but excluding consequential damages such as lost profits) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property to the extent caused by the intentional misconduct or negligence of Landlord or of any employee or agent of Landlord in the Common Areas. Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to actions or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Landlord's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees to the extent of their negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

        c. RELEASE. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15.b shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant or any of Landlord's negligent or willfull misconduct.

        d. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

        e. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

16. INSURANCE. Tenant, at its cost, shall maintain commercial general liability and property damage insurance and products liability insurance with a single combined liability limit of $2,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Landlord may, from time to time, require modifications of the insurance coverages hereunder to reflect insurance coverages commonly provided in similar projects in the area. Commercial general liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 15. Landlord and its management contractor shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in
        Section 13 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the Premises are located with a financial rating of at least an A IX status as rated in the most recent edition of Best's Insurance Reports;
        (b) shall be issued as a primary policy; shall be on an occurrence basis; and (d)


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

        shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

        Landlord and Tenant release and relieve the other, and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Project to the extent that the loss or damage is covered by (a) the injured party's insurance, or (b) the insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

17. DESTRUCTION. If during the term, more than 25% of the Premises or more than 10% of either of Tenant's Buildings are destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease as to the affected Building(s) by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 120 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.     CONDEMNATION.

        a. TAKING. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds issued from the taking governmental authority and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

        b. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority and keep all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim and keep such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

19. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in

        Landlord's reasonable opinion with the businesses of other tenants of the Building or the Project, (ii) whether the proposed assignee has a net worth and financial strength and credit record reasonably satisfactory to Landlord, and (iii) whether the use of the Premises by the proposed assignee or sublessee will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Landlord is bound. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease unless otherwise agreed in writing by Landlord. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. The two proceeding sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. One half (1/2) of any rent received by Tenant from its subtenants or assignees in excess of the Rent payable by Tenant to Landlord under this Lease and of any sums to be paid by an assignee to Tenant in which is attributable to the leasehold interest, prepayment of rent or "buying down" rent (less the costs and expenses incurred by Tenant in connection with any such sublease or assignment) shall be paid to Landlord. If at the time of the proposed assignment or subletting, the Project is more than 15% vacant, then Tenant shall not charge less on the proposed assignment or subletting than 95% of the rents being charged by Landlord for similar spaces in the Project. For purposes of this Section 19, the term "similar spaces in the Project" shall mean similar as to (i) location of the floors(s) within the Project, (ii) views, (iii) types of tenant improvements and (iv) use. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable out of pocket attorney's fees incurred in connection with such request, whichever is greater.

        Notwithstanding any other provision of this Section 19, Tenant may sublet all or part of the Premises to its parent corporation, if any; any subsidiary corporation of Tenant or its parent corporation; or any corporation or other entity owned or controlled by Tenant, its parent corporation of any subsidiary of Tenant (each an "Affiliate"). Furthermore, Tenant may assign this Lease to any Affiliates, or to any entity resulting from a merger or consolidation with Tenant, provided the assignee's financial condition (i.e., net worth and liquidity) is comparable to that of Tenant immediately preceding the date of the assignment.

        No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt party; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20.     TENANT DEFAULT.

        a. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (i) a failure to pay Rent, Additional Rent or other charge when due, provided that Landlord shall not exercise any of its rights under this Section 20(a)(i) until Landlord has given Tenant notice of such default and a cure period of five (5) business days from receipt of such notice, and Tenant has failed to pay such Rent, Additional Rent or other charge within such cure period provided that, with respect to sums due other than Rent and Additional Rent; (ii) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in monetary default under this Lease shall be conclusively deemed an abandonment and vacation); (iii) failure to perform any other material provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(a)(iii) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, provided further that if more than thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues its completion; or (iv) the making by Tenant of any general assignment or general arrangement for the benefit of creditors or the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless in the case of a petition filed against Tenant and the same is dismissed within thirty (30) days, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease. The notices required by this Section 20 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

        b. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time.

                No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item (1) in this Paragraph 21 is to be computed by allowing interest at the rate of 15 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item (2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

21. LANDLORD DEFAULT. Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant, specifying wherein Landlord has failed to perform; provided, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant's notice and thereafter diligently completes performance within a reasonable time. Tenant's rights under this Lease shall be limited to actions for damages and/or specific performance, and no default by Landlord shall entitle Tenant to withhold or offset rent, terminate this Lease or to engage in self-help remedies, provided only as follows: If Landlord is in default under this Lease, and such default materially adversely affects Tenant's ability to do business from the Premises, and Landlord fails to cure such default within a commercially reasonable time for emergencies and otherwise within thirty (30) days after written notice from Tenant (provided that if such default cannot be cured with 30 days, then if Landlord fails to commence to cure with 30 days and diligently pursue such cure to completion), then Tenant shall, upon two
        (2) business days prior written notice to Landlord of Tenant's intent to cure the default, be entitled to cure the default and the reasonable cost of cure shall be reimbursed by Landlord to Tenant with thirty (30) days of invoice therefor. If Landlord fails to make such reimbursement, then any issues relating to such default and cure shall, at either party's election, be resolved by a single-arbitrator before the American Arbitration Association ("AAA") under the Arbitration Rules of the AAA modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed 25 days; (ii) the arbitrator shall be chosen by the AAA without submittal of lists and subject to challenge only for good cause shown; (iii) all notices may be by telephone or other electronic communication with later confirmation in writing; (iv) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that there be at least 3 days prior notice of the hearing; (v) there shall be no post-hearing briefs; (vi) there shall be no discovery except by order of the arbitrator; and (vii) the arbitrator shall issue his or her award within 7 days after the close of the hearing. The arbitration shall be held in the county in which the Premises is located. The decision of the arbitrator shall be final and binding on the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be paid half by Landlord and half by Tenant unless the arbitrator decides otherwise in its discretion. The parties shall each hold harmless and indemnify the arbitrator from any claims arising in connection with the arbitration.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times, with reasonable notice given to Tenant except in the case of an emergency, for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable and to execute confidentiality agreements relating to entering areas Tenant keeps secure for intellectual property reasons. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to
        (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. This subordination shall be self operative, provided that so long as Tenant is not in default hereunder beyond the applicable Section 20 cure period, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of Lender's deed of trust or mortgage. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust, subject to the non-disturbance provisions contained herein. If Tenant fails to deliver such subordination document as required herein, then Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

        Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit and prepaid Rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in
        Section 1 hereof by any of the following means: (a) personal service;
        (b) electronic communication, whether by telex, telegram or facsimile;
        (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires and other improvements which Landlord has required Tenant to remove pursuant to Section 14 or Exhibit F of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

        If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to 150% of Base Monthly Rent for the last full calendar month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4(c)(3).

27. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord's interest in the Project and the rents and proceeds thereof.

28.     MISCELLANEOUS PROVISIONS.

        a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

        b. AUTHORITY. If Tenant is a corporation, Tenant will deliver to Landlord, contemporaneously with this Lease, an authorizing resolution by Tenant's Board of Directors, authorizing the person(s) executing this Lease to do so, or other evidence of such person(s) authority as is reasonably satisfactory to Landlord.

        c. SUCCESSORS. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

        d. LANDLORD'S CONSENT. Except as otherwise specifically provided herein, any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion unless otherwise provided herein.

        e. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in
                Section 1(p), who shall be compensated by the party identified in Section 1(p). Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made (except for the space leased in Buildings Two and Three per the terms of this Amended and Restated Lease), unless otherwise agreed in writing by Landlord, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

        f. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

        g. FORCE MAJEURE. Neither party shall be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war, provided nothing in this subparagraph shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease, or Landlord's obligation to timely make any payments which Landlord is required to make to Tenant pursuant to this Lease.

        h. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with such commercially reasonable, non-discriminatory "Rules and Regulations" as Landlord may from time to time adopt by written notice. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the buildings or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

        i. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease from and after the date of the sale or conveyance, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

        j. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

        k. CLEAN AIR ACT. Tenant acknowledges that Landlord has not made any portion of the Premises or Tenant's Buildings accessible for smoking in compliance with WAC 296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

29. OPTION TO EXTEND. So long as Tenant is not in material default under the terms of the Lease, Tenant shall have the right to extend the term of the Lease for two (2) additional terms of five (5) years each (the


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

        "Extension Terms"). Tenant agrees to notify Landlord in writing of Tenant's intent to renew not more than twenty-four (24) and not less than eighteen (18) months prior to the termination of the then current lease term. The rental rate during the Extension Terms shall be equal to the then Fair Market Rental Rate (adjusted for lease concessions) for comparable space located in Lower Queen Anne, Seattle, Washington.

        Within thirty (30) days following Tenant's notice to Landlord of Tenant's desire to extend the Lease, Landlord shall notify Tenant of the proposed Extended Term Base Rent, which shall be equal to the then Fair Market Rental Rate of the Premises. Fair Market Rental Rate shall be defined as the annual Base Rent (projected in reference to the date of the commencement of the payment of annual rental to which it applies) which Tenant would expect to pay and Landlord would expect to receive under leases of space of comparable size and quality to the Premises and as provided for in and on terms and conditions comparable to, this Lease covering premises similar to the Premises. Tenant shall have thirty (30) days following receipt of Landlord's notice of the proposed Extended Term Base Rent, in which to accept such determination; or to agree with Landlord on a stipulated Fair Market Rental Rate.

        If Tenant notifies Landlord, within the aforesaid thirty (30) day period, that Tenant disputes the Prevailing Market Rate quoted by Landlord, the parties shall, during the following thirty (30) days, negotiate in good faith to determine the Annual Base Rent for the renewal Term. If within said thirty-day period the parties are unable to agree on the Annual Base Rent, then within ten (10) days thereafter, each party shall select a qualified appraiser experienced in appraising commercial rental properties in the vicinity of Tenant's Buildings, who shall submit appraisals for the Premises within thirty (30) days of their appointment. If the difference between the appraisals is five percent (5%) or less, the Prevailing Market Rate shall be determined to be the average of the two appraisals. If the difference is greater than five percent (5%), then the two appraisers shall select a third qualified appraiser who shall submit an appraisal within the thirty (30) days following the submission of the first appraisals. The Prevailing Market Rate shall then be the average of the two (2) closest appraisals. The fees of each appraiser shall be paid by the party appointing the appraiser and the fees of the third appraiser, if any, shall be shared equally by the parties.

        The option shall be void if, at the time of exercise of such option, Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, separately sold, assigned, or transferred.

30. RENT ABATEMENT. Notwithstanding anything to the contrary contained herein, Tenant shall not be liable for the payment of Annual Base Rent or Tenant's Share of Operating Costs for that 28,741 square feet of rentable area of the Premises identified as Floor 3 of Building Three (Rental Abatement Space), for the period commencing with the Commencement Date applicable to such floor and ending on the earlier of
        (a) the commencement of month thirteen (13) after said Commencement Date or (b) the date that Tenant takes beneficial occupancy of the Rental Abatement Space. Should Tenant occupy less than the full floor prior to the commencement of month thirteen (13), then the Annual Base Rent and Tenant's Share of Operating Costs set forth for the Rental Abatement Space shall be charged only for that portion of the Rental Abatement Space being occupied. Tenant covenants and agrees to notify Landlord immediately at such time as Tenant occupies the Rental Abatement Space. As used herein, "occupancy" means any use of the floor by Tenant for other than installation of furniture, fixtures and equipment; "occupancy" shall include use of the floor for storage or any other business use. Upon commencement of the thirteenth (13th) month after the lease Commencement Date for the Rental Abatement Space, the full rent as provided for in this Amended and Restated Lease, shall be due and payable no matter how much of the Rental Abatement Space is occupied.

        Tenant shall be permitted to sublease the Rental Abatement Space per the terms and conditions of Section 19, Assignment or Sublease, and such a sublease shall not constitute occupancy of the Rental Abatement Space as used within this Section 30. If the Rental Abatement Space is subleased, the rental abatement with respect to the subleased area shall provide only for abatement of Annual Base Rent and Tenant shall be responsible for Tenant's Share of Operating Costs.

        It is anticipated that Tenant will complete its tenant improvements per the terms of Section 31, Tenant Improvement Allowance, and Exhibit F, Tenant Work Letter, for its entire Premises in a continuous fashion. However, Tenant may elect to delay the improvements to the Rental Abatement Space. If Tenant does delay said improvements, Tenant shall provide Landlord six (6) months prior written notice of the desired occupancy date in order to allow for the completion of tenant improvements of the Rental Abatement Space.

31. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") of up to Thirty Dollars ($30.00) per Rentable Square Foot of the Premises. The Tenant Improvement Allowance may be used only for actual out-of-pocket costs of labor and materials (including Washington State Sales Tax), and for all professional design services necessary for the design and permitting of the Tenant Work, provided by qualified third party contractors approved by Landlord for construction of the Tenant Work, which approval will not be unreasonably withheld, delayed or conditioned. The Tenant Work and method of payment is set forth in Exhibit F hereto.

32. ARCHITECTURAL AND ENGINEERING SERVICES. Landlord shall provide Tenant with an allowance for schematic space plans performed by an approved space planner up to a maximum amount of $.12 per rentable square foot of the Premises. This design allowance shall be paid by Landlord within twenty (20) days after invoice by Tenant with reasonable documentation showing costs actually incurred.

33.     [Intentionally Deleted]


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

34. RIGHT OF FIRST OFFER. So long as Tenant is not in material default under the terms of the lease, then during the term of this Lease and any extensions thereof, Tenant shall have a Right of First Offer (ROFO) to lease additional space as follows:

        This ROFO shall be subject to expansion and extension rights of other tenants of the Project existing as of March 30, 2000, and to the right of any tenant to renew its lease for its then-existing premises. Except as provided in the preceding sentence, this ROFO shall apply (i) to any space coming vacant in the Project, and, (ii) if Landlord, in its sole discretion develops any additional buildings in the Project, to any space in such new buildings (collectively "ROFO Space").

        At such time as Landlord intends to offer ROFO Space for lease, Landlord shall so notify Tenant, which notice shall include the description of the ROFO Space, and the terms (rate, term, etc.) on which Landlord intends to offer the ROFO Space. Tenant shall have ten (10) business days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the ROFO Space on the terms stated in Landlord's notice or to enter into a lease for the ROFO Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. Unless otherwise agreed between Landlord and Tenant, Tenant's lease must be of the entire ROFO Space being offered. If Tenant does not enter into a lease for the ROFO Space as provided above, this Right of First Offer shall immediately and without further action by Landlord terminate as to the ROFO Space being offered. This Right of First Offer shall be personal to Tenant and shall not be exercisable by any assignee or sublessee, except an assignee/successor to Tenant's business by merger or acquisition. Tenant shall be free during any ongoing period in which the ROFO Space remains unleased to request that Landlord re-open discussions with Tenant, which Landlord shall do, subject to any ongoing discussions that Landlord may then or thereafter engage in with other prospective tenants.

35. RIGHT TO TERMINATE AS TO BUILDING TWO. So long as Tenant is not in material default under the terms of this Lease, Tenant shall have a one time right (the "Early Termination Right") to terminate the Lease as to Building Two effective on July 31, 2007 (the "Early Termination Date") subject to the conditions contained in this Section. In order to exercise its Early Termination Right, Tenant shall provide Landlord with written notice ("the Notice") by July 31, 2006 (at least twelve (12) months' notice). If Tenant exercises its Early Termination Right, Tenant shall, within thirty (30) days of delivery of the Notice to Landlord, pay to Landlord Landlord's unamortized costs (based upon a twelve (12) year amortization period and an interest rate of eight percent (8%) per annum) including, but not limited to, the Tenant Improvement Allowance, Schematic Space Plan Allowance and real estate commissions in connection with the initial lease of Building Two to Tenant (the "Unamortized Costs"). If Tenant exercises its Early Termination Right, it shall be obligated to perform all obligations under the Lease and pay all amounts due under the Lease through the Early Termination Date, provided only that if during the period between the Notice and the Early Termination Date, Landlord enters into a lease with a third party for all or a portion of Building 2 and Landlord and Tenant agree on an earlier termination of the Lease with respect to such space such that the third party lease can commence prior to the Early Termination Date, then the Early Termination Date with respect to such space shall be accelerated to the date agreed between Landlord and Tenant, and Tenant's obligations for the period between such accelerated Early Termination Date and the originally-scheduled Early Termination Date with respect to such space shall be the amounts that would have been due from Tenant during such period reduced by the amount of base monthly rent and additional rent actually paid to Landlord by the third party tenant net of Landlord's amortization (over the term of the new lease) of Landlord's costs of obtaining the new lease, including but not limited to new tenant improvements, commission, and space planning. On the Early Termination Date (or Dates, if there is additional acceleration due to releasing as provided above) the Lease shall terminate with respect to the affected spaces (and ultimately all of Building Two) as by expiration of its term, and those terms of the Lease dependent on the leasing of Building Two (e.g. Base Monthly Rent, Tenant's Share of Expenses, Parking) shall be adjusted to reflect the deletion from the Lease of the applicable rentable Square Footage of Building Two.

        Tenant may exercise its Early Termination Right under any of the following conditions:

        a. CONTRACTION OF THE PREMISES. If Tenant wishes to occupy a smaller premises within Building Two, Tenant shall submit a written request to Landlord, within thirty (30) days of the Notice, to have the size of the Premises within Building Two reduced to the size specified by Tenant. Landlord will notify Tenant of its decision whether to grant Tenant's request within sixty (60) days of receipt of such request. If Landlord elects to reduce the size of the Premises, Tenant will be required to pay Landlord's Unamortized Costs, as described above, within thirty (30) days of Landlord's notice that it will allow the size of the Premises within Building Two to be reduced, provided that the amount of such Unamortized Costs shall be prorated based on the size of the reduced Premises within Building Two. If Landlord declines Tenant's request so to reduce the Premises, then Tenant may exercise its Early Termination Right as described above.

        b. CESSATION OF BUSINESS. Tenant or any successor entity ceases having its main administrative offices in the Seattle-Bellevue Metropolitan area.

        Tenant and Landlord agree that this Early Termination Right is not to be used to facilitate the move of Tenant from 401 Elliott West to another building in the Seattle-Bellevue Metropolitan area prior to the end of the initial Lease term except as stated in this Section.

36. EARLY POSSESSION. Tenant shall have the non-exclusive right to possess the Premises thirty (30) days prior to the Commencement Date for each applicable Phase for the purpose of the installation of Tenant's furniture, fixtures and equipment. Tenant shall not be charged base monthly rent or operating expense charges for such Phase during said Early Possession period. Tenant shall coordinate its move-in activities with the contractor's working on the site so as not to impede the final completion of the Shell & Core Improvements, including punch list type activities. Tenant shall be responsible for the removal and disposal of Tenant's furniture and fixture vendor's cartons and trash.

37. TENANT SIGNAGE. Tenant shall have the right, at Tenant's expense, to install dominant building signage on Tenant's Buildings as long as it leases in excess of fifty percent (50%) of the rentable area of each of Tenant's Buildings. Tenant's signage shall be subject to all governmental codes and Landlord's prior written approval, which approval will not be unreasonably withheld, delayed or conditioned for signage consistent with the Landlord's architectural principles for the Project. Landlord shall have the right to withhold its approval of any sign(s) which in its reasonable judgment are not harmonious with the design standard of the Buildings. A signage exhibit, providing more detail to size and location, is further detailed in Exhibit D. Tenant shall have the following signage opportunities:

        a. Install one sign on the Building Two marquee above the entry on the south side of the Building.

        b. Install two exclusive, back lighted, pin-mounted signs on the top parapet of each of Tenant's Buildings; one sign per wall, on the South, West or East elevations (i.e. 2 of those three walls).

        c. Install identity graphics on the exterior walls of the Building Two garage elevator lobby.

38. FIBER OPTICS. Tenant shall have the right to install satellite dishes, fiber optics and related equipment for Tenants sole use at Tenant's sole cost, expense and liability, subject to Landlord's approval of the location and method of installation, which shall not be unreasonably withheld or delayed for installations that do not interfere with other electronic installations on the Buildings. Tenant's rights pursuant to this Section shall include the right to make reasonable replacements, upgrades and additions subject to the terms of this Section.

39. USE OF THE ROOF FOR BUSINESS PURPOSES. Tenant shall have the right to enter on the roof of Tenant's Buildings from time to time, in accordance with the provisions of this Section and with the prior approval of Landlord, for the purpose of installing and maintaining, at Tenant's sole cost and expense, equipment in connection with Tenant's use of the Premises (the "Tenant's Equipment") at locations, designated by Landlord. Tenant shall submit drawings, specifications, and installation data for Tenant's Equipment to Landlord for its approval prior to installation.

        Installation of Tenant's Equipment shall be accomplished under the direct supervision of Landlord and in accordance with reasonable rules and regulations prescribed by Landlord. Tenant's Equipment shall be grounded in accordance with Underwriters Laboratories, Inc. requirements.

        Tenant shall make no penetration of Tenant's Buildings' roof during installation or removal of Tenant's Equipment without the prior written consent of Landlord. Tenant shall be responsible for the cost of repairing all damages to Landlord's property caused by the installation, operation, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees. Furthermore, in the event Landlord determines that either of Tenant's Buildings roof must be repaired or resealed as a direct or indirect result of the installation, maintenance, repair, or removal of Tenant's Equipment, except to the extent caused by Landlord, its contractors, or employees, all such repairing and/or resealing shall be performed by Landlord's designated contractor at Tenant's sole cost and expense.

        Upon termination of this Lease, Tenant, at its sole cost, shall remove Tenant's Equipment from the roof of Tenant's Buildings, subject to the provisions of this Section. Removal of Tenant's Equipment shall be done in a manner satisfactory to Landlord.

        If access to Tenant's Buildings roof is required by Tenant at times other than normal business hours, Landlord reserves the right to charge Tenant any actual costs incurred by Landlord for overtime wages to Landlord's employees or contractors.

        Tenant shall obtain and maintain all necessary FCC licenses, if any, and all other governmental approvals, licenses, and permits required to operate Tenant's Equipment, which operation shall not interfere with the quiet enjoyment of the tenants within Tenant's Buildings.

        Tenant agrees that Landlord hereafter shall have the right to install and to grant others the right to install transmitting equipment, satellite dishes, antennae, and similar equipment on the roof of Tenant's Buildings, so long as neither the installation nor operation of such equipment interferes with the operation of Tenant's Equipment.

        Tenant agrees that transmissions from Tenant's Equipment shall not cause interference with transmissions of other persons currently operating communications equipment in the Business Community. Upon written notification from Landlord of such interference, Tenant shall immediately stop operation of Tenant's Equipment and not resume operation until such interference is cured. Any future agreement granting another tenant of Tenant's Buildings or any other person the right to make rooftop installations shall contain a covenant by such other tenant or person that its installation and operation of rooftop equipment will not interfere with the operation of Tenant's Equipment, and that if such interference occurs, such other tenant or other user shall cease installation or operation of its equipment until such interference is cured.

40.     [INTENTIONALLY DELETED].

41. TENANT PARKING. Notwithstanding the provisions of Section 11.a designating parking as non-exclusive,


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

        four (4) parking spaces located under the footprint of Building Two and five (5) parking spaces located under the footprint of Building Three, all reasonably close to the respective Building's elevator may be reserved by Tenant to be designated as F5 Network spaces and shall be counted against the parking stalls allocated to Tenant pursuant to
        Section 11.a.

42. EMERGENCY POWER GENERATOR. The Premises shall include an electrical generator pad located by Landlord at the exterior of Building Three west of the loading dock area (the "Generator Pad"). The Generator Pad shall be constructed by Tenant in accordance with plans approved in advance by Landlord, which approval will not be unreasonably withheld, delayed or conditioned, and which plans shall include fencing and such curbing as is necessary to contain any fuel spill. Tenant may install on the Generator Pad a backup generator and fuel tank (collectively the "Generator"), the make, model and design of which shall be subject to Landlord's prior approval, which approval will not be unreasonably withheld, delayed or conditioned. The design and operation of the Generator and Generator Pad shall be such as to avoid material interference with other tenants (whether due to vibration, noise, fumes, or otherwise) resulting from operation of the Generator. The Generator shall be used only for periodic testing and in the event Tenant's primary electrical service is interrupted for any reason. All testing shall take place at times reasonably selected to minimize interference with other tenants. The Generator shall be used only for backup power, and may not be used as a primary power source, nor may it be used by any occupant of any other premises. The Generator Pad and the Generator shall be subject to all terms and conditions of this Lease, including but not limited to Sections 8, 15, and 16, provided only that the square footage of the Generator Pad shall not be utilized in calculating the Premises Rentable Area for the purpose of calculating Base Rent or allocating Expenses between the Premises and any larger parcel. Upon expiration or earlier termination of this Lease, Tenant shall remove all improvements and equipment from the Generator Pad and shall restore same to a clean, paved condition, and shall provide such studies or other information as is necessary to demonstrate to Landlord's reasonable satisfaction that there has been no environmental contamination on the Generator Pad as a result of the storage and operation of the generator and fuel tank thereon.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

Landlord:         401 ELLIOTT WEST L.L.C.

                  By:    CHERLIN L.L.C.,
                  Its:   Manager and Member


                  By: /s/ RICHARD L. CARSON
                     ------------------------------
                          Richard L. Carson
                  Its:  Managing Member

                  By:    KMC-ONE, L.L.C.
                  Its:   Member

                  By: /s/ STEPHEN K. KOEHLER
                     ------------------------------
                       Stephen K. Koehler, President, Koehler McFadyen & Company
                  Its: Managing Member


Tenant:           F5 NETWORKS, INC.


                  By:  /s/ ROBERT J. CHAMBERLAIN
                     ------------------------------
                  Its: VP FINANCE - CFO
                      -----------------------------


                  By:
                     ------------------------------
                  Its:
                      -----------------------------

STATE OF WASHINGTON         )
                            )ss.
COUNTY OF KING              )


        I certify that I know or have satisfactory evidence that RICHARD L. CARSON and STEPHEN K. KOEHLER are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Managing Member on behalf of CHERLIN LLC and KMC-ONE LLC and Member of 401 ELLIOTT WEST LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                    Dated: 6-01-01


                                          /s/ POLLY P. HUTCHINSON
                                         ---------------------------------------
                                         (Signature)


                                         Polly P. Hutchinson
                                         ---------------------------------------
                                         (Print Name)
                                         Notary Public, in and for the State
                                         of Washington, residing at Carnation
                                         My Commission Expires 6-01-01



STATE OF WASHINGTON         )
                            )ss.
COUNTY OF KING              )


        I certify that I know or have satisfactory evidence that ROBERT J. CHAMBERLAIN is the person who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the CFO and V.P. FINANCE of F5 NETWORKS, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                    Dated: 04/03/00


                                          /s/ BRIAN R. DIXON
                                         ---------------------------------------
                                         (Signature)


                                         Brian R. Dixon
                                         ---------------------------------------
                                         (Print Name)
                                         Notary Public, in and for the State
                                         of Washington, residing at Seattle, WA.
                                         My Commission Expires 07-01-00




                                       23